ATLANTIC GULF COMMUNITIES CORPORATION

                           FIRST AMENDED AND RESTATED

                     1996 NON-EMPLOYEE DIRECTORS STOCK PLAN

1. PURPOSE

         This First Amended and Restated Stock Plan for Non-Employee Directors (this"Plan") is intended to provide a means by which individuals who serve as directors of, but who are not employees of, Atlantic Gulf Communities Corporation (the "Company") (the "Non-Employee Directors") will increase their proprietary interest in the Company's success and progress as the owners of additional common stock of the Company.

2. ADMINISTRATION

         The Plan shall be administered by the Company's board of directors (the "Board"). All questions of interpretation and application of the terms and conditions of the Plan shall be subject to the Board's sole discretion, which shall be binding on all Participants.

3. ELIGIBILITY

         The only persons eligible to participate in the Plan shall be Non-Employee Directors. Each Non-Employee Director (including the Chairman of the Board, if he is a Non-Employee Director) who participates in the Plan is hereinafter referred to as a Participant.

4. STOCK

         (a) The stock subject to issuance under the Plan shall be the Company's common stock, par value $.10 per share, either authorized but unissued or issued and held in treasury (the "Common Stock").

         (b) The aggregate number of shares which may be issued under the Plan shall not exceed 150,000 shares of Common Stock, subject to adjustment as provided in Section 4(c) below.

         (c) In the event of any stock dividend, stock split, combination of shares or other change in the capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares issuable under the Plan and credited to a Participant's account as of the effective date thereof.

5. PARTICIPATION

         (a) Each Non-Employee Director serving as such shall automatically participate in the Plan.

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         (b) A Non-Employee Director shall continue to participate in the Plan until his or her resignation, nonreelection, death or disability.

6. CONTRIBUTIONS

         a. During the period commencing on July 1, 1996 and ending on March 31, 1998, from and after the date of participation, (a) an annual retainer fee of $25,000 which would otherwise be paid quarterly in advance, in cash, to each Participant, other than the Chairman of the Board, for serving as a Non-Employee Director and (b) an annual retainer fee of $25,000 which would otherwise be paid quarterly, in advance, in cash, to the Chairman of the Board, provided the Chairman is a Non-Employee Director, shall be retained by the Company and, in lieu thereof, the Company shall issue Common Stock to the Participant, as described below.

         b. During the period commencing on April 1, 1998, from and after the date of participation, (a) an annual retainer fee of $25,000 which would otherwise be paid quarterly in advance, in cash, to each Participant, other than the Chairman of the Board, for serving as a Non-Employee Director and (b) an annual retainer fee of $25,000 which would otherwise be paid quarterly, in advance, in cash, to the Chairman of the Board, provided the Chairman is a Non-Employee Director (the "Non-Employee Chairman") , shall be paid as follows:
(i) $2,500 shall be paid quarterly, in advance, in cash, to each Non-Employee Director and the Non-Employee Chairman and (ii) $3,750 shall be retained by the Company and credited to an account in the name of each Non-Employee Director and the Non-Employee Chairman (a Participant's "Account") and, in lieu of paying such amount in cash, the Company shall issue Common Stock to the Participant, as described below,

7. COMMON STOCK

         Quarterly on January 1, April 1, July 1 and October 1, the cash balance of each Participant's Account shall be divided by the last known closing price of the Common Stock as reported by the NASDAQ National Market, as determined by the Company's Treasurer. The Participant's Account shall thereupon be credited with the equivalent number of whole shares of Common Stock so determined, and the Company shall debit the cash balance of the Participant's Account by an amount equal to the number of whole shares of Common Stock credited times the aforementioned closing price per share described above. Any residual cash balance shall remain in the Account.

8. DISTRIBUTIONS FROM THE PLAN

         (a) As soon as practicable after the commencement of each quarter period, a certificate shall be issued to each Participant for the number of shares of Common Stock allocated to the Participant's Account in respect of the particular quarter. Any cash amounts remaining in a Participant's Account after the end of each quarter period shall be carried forward for subsequent Common Stock issuances under the Plan during the next succeeding quarter period, unless a

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Participant shall have terminated his participation in the Plan in which case such cash balance shall be distributed to such terminated Participant.

         (b) Prior to the issuance of any Common Stock to a Participant under the Plan, the Participant will represent, warrant and agree that the Participant will acquire and hold the Common Stock for his own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with federal and state securities laws, and that the Participant will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any Common Stock acquired under the Plan (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which registration statement has become effective and is current with respect to the Common Stock being offered or sold, or (ii) a specific exemption from the registration requirements of the Act. If the Company so requests, the availability of such exemption shall be the subject matter of an option of counsel reasonably acceptable to the Company that no registration under the Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

         (c) Prior to the issuance of any Common Stock to a Participant under the Plan, the Participant will acknowledge in writing the Participant's understanding that (i) the Common Stock to be issued to the Participant under the Plan will be issued pursuant to exemptions from the registration requirements in the Act until such time as the Company shall file a registration statement under the Act which has become effective and is current with respect to the Common Stock being issued under the Plan and in this connection the Company is relying in part on the Participant's representations; (ii) such Common Stock must be held indefinitely unless it is registered or an exemption from registration becomes available under the Act and the applicable securities laws of any state; (iii) the Company is under no obligation to register such Common Stock or to comply with any exemption from such registration, including those portions of Rule 144 under the Act to be complied with by the issuer; (iv) if Rule 144 is available for sales of such Common Stock, and there is no assurance that the Participant will ever be able to sell under Rule 144, such sales in reliance upon Rule 144 may be made only after the Common Stock has been held for the requisite holding period and then only in limited amounts in accordance with the conditions of that Rule, all of which must be met; and (v) the Participant must, therefore, continue to bear the economic risks of the investment in such shares for an indefinite period of time.

         (d) At such time as a Participant shall cease to be a Non-Employee Director for any reason other than death, the cash balance in such Participant's Account at such time shall be distributed to such Participant as soon as practicable after such termination of participation.

         (e) In the event of the death of a Participant, any cash balance in the deceased Participant's Account as of the end of the quarter period in which such death shall occur shall be applied to the issuance of Common Stock under the Plan. All whole shares of Common Stock

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credited to such Participant's Account and any remaining cash balance in such
Account shall be distributed as soon as practicable thereafter (i) to the beneficiary designated by the Participant, or (ii) if no such designation shall have been made or if a designated beneficiary does not survive the Participant, to the Participant's estate. Any designation of beneficiary (which may be any person, trust or other entity) may be made, revoked or amended solely by the Participant at any time, which designation shall be effective upon receipt by the Company's Secretary.

9. AGREEMENT BY PARTICIPANT REGARDING WITHHOLDING TAXES

         No later than the date of issuance of any Common Stock under the Plan, the Participant will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the issuance of such Common Stock.

10. AMENDMENT OF THE PLAN

         The Board may from time to time alter, amend, suspend or discontinue the Plan except that the Plan provisions shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended.

11. MISCELLANEOUS

         (a) Nothing in this Plan shall be deemed to create any obligation on the Board's part to nominate any Non-Employee Director for re-election by the Company's stockholders or reappointment to the Board.

         (b) Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock issued under this Plan.

         (c) None of the benefits under the Plan are subject to the claims of creditors of Participants or their beneficiaries, nor are they subject to attachment, garnishment or any other legal process. Neither a Participant or such Participant's beneficiary may assign, sell, borrow on or otherwise encumber a beneficial interest in the Plan nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or beneficiary.

12. EFFECTIVE DATE, APPROVAL OF COMPANY'S STOCKHOLDERS, AND TERMINATION

         The Atlantic Gulf Communities Corporation Non-Employee Directors Stock Plan (the "Predecessor Plan") was originally adopted by the Board on April 15, 1996, and ratified and approved by the stockholders of the Company on May 22, 1996. The Predecessor Plan took effect on and as of July 1, 1996.

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         On April 15, 1998, the Board adopted this Plan, as the successor to the
Predecessor Plan. This Plan amends, restates and supercedes the Predecessor
Plan, in its entirety, effective on and as of April 1, 1998.

         Unless terminated earlier by the Board, the Plan shall terminate on July 1, 2003, and no Common Stock shall be thereafter the issued under the Plan.

13. GOVERNING LAW

         This Plan (and the Predecessor Plan) and all determinations made and actions taken pursuant to the Plan (and the Predecessor Plan) shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, including any questions of choice of law.